EXHIBIT 3(ii)


                                    BY-LAWS
                                       OF
                         ELITE COMPUTER SERVICES, INC.


                              A GEORGIA CORPORATION

                   AMENDED AND RESTATED AS OF APRIL 18, 1996


                                   ARTICLE I

                                      SEAL


          The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. The signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation, if affixed by appropriate authority. The seal may be affixed by the Secretary, or Assistant Secretary, or such other person or persons as may be designated by the Board of Directors or the Chief Executive Officer.


                                   ARTICLE II

                                  FISCAL YEAR


          The fiscal year of the Corporation shall be fixed, and may be changed from time to time, by the Board of Directors.


                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS


          SECTION 1. ANNUAL MEETING. The Annual Meeting shall be held on a date selected by the Board of Directors within 120 days following the end of the Corporation's fiscal year,

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provided that if such meeting shall not be held at the appropriate time, such meeting may be called, without statement of purpose, in accordance with the provisions for calling a special meeting. The notice of such specially called meeting shall state that it is to be held in lieu of the omitted meeting. At the Annual Meeting, the shareholders shall elect a Board of Directors and transact other business.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be held whenever and wherever called by the Chief Executive Officer, a majority of the incumbent Directors, or by shareholders owning not less than 25% of the outstanding voting shares.

          SECTION 3. NOTICE OF MEETINGS. Written notice of each shareholders' meeting, stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary of the Corporation, or by persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. Such notice shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in hand, by telegram, by facsimile or by first class mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

          SECTION 4. PLACE OF MEETINGS. Meetings of the shareholders may be held at any place selected by the persons authorized to call the meeting, either within or without the State of Georgia.

          SECTION 5. RECORD DATES AND CLOSING OF TRANSFER BOOKS. The Board of Directors may fix, in advance, a date as the record date for the determination of shareholders, such date

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in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be.

          SECTION 6. QUORUM. At all meetings of shareholders, a majority of the voting stock issued and outstanding, present in person or by proxy, shall constitute a quorum for all purposes except as otherwise required by law. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting, or at any adjournment thereof, notwithstanding the withdrawal of shareholders so as to leave less than a quorum present. A majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, without further notice than announcement at such meeting. The vote of a majority of the shares entitled to a vote at any meeting, as represented in person or by proxy, shall determine any action taken, except as otherwise provided in the Articles of Incorporation, by these By-Laws, or by law.

               SECTION 7. VOTING AND INSPECTORS. Unless otherwise provided in the Articles of Incorporation or in a shareholder's agreement, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a shareholders' meeting. Cumulative voting shall not be permitted except as specifically provided for in the Articles of Incorporation. At any meeting at which Directors are to be elected, the Board of Directors or the Chief Executive Officer may, and upon the request of the holders of 25% of the shares entitled to vote at such meeting shall, appoint three inspectors of election who shall execute faithfully the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and

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shall, after any vote taken at such meeting, make a certificate of the result thereof. No candidate for the office of Director shall be appointed as such inspector.

          SECTION 8. PROXIES AND VOTING. At every meeting of the shareholders, all proxies shall be received and held, and all ballots shall be received and canvassed, by the Secretary of the meeting, who shall decide all questions relating to the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, except that where inspectors of election have been appointed as provided in the preceding Section, the duties set forth herein shall be performed by such inspectors. Any voting shareholder may be represented and vote at any regular or special meeting by proxy authorized in writing, signed by the shareholder, and filed with the Secretary of the meeting at or before the holding of such meeting. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise specifically provided in the proxy.



                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

          SECTION 1. NUMBER AND TENURE OF OFFICE. Except as may be otherwise provided by an agreement among shareholders, the business and affairs of the Corporation shall be conducted and managed by the Board of Directors, consisting of not less than one individual. The number of Directors may be increased or decreased as provided in Section 3 of this Article. Each Director shall hold office until the Annual Meeting of shareholders next succeeding his election or until his successor is duly elected and qualified, unless he is removed from office or unless his resignation is accepted by a majority of the remaining Directors. A Director may be

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removed without cause by vote of a majority of the shares entitled to vote at an election of Directors.  Directors need not be shareholders.

          SECTION 2. VACANCIES. In case of any vacancy in the Board of Directors, regardless of cause, a majority of the remaining Directors, by an affirmative vote, may elect a successor to fill the vacancy until the next meeting of shareholders of the Corporation, or the Board may permit such vacancy to remain until the next Annual Meeting of shareholders.

          SECTION 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Board of Directors, by a vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding nine, and may elect Directors to fill the vacancies created by any such increase or the shareholders may fill such vacancies, and such Directors shall have tenure as if elected at the preceding Annual Meeting. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than one, but the tenure of office of any Director then incumbent shall not be affected by any such decrease made by the Board.

          SECTION 4. PLACE OF MEETING. The Directors may hold the meetings of the Board within or without the State of Georgia as they may, from time to time, by resolution determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 5. REGULAR MEETINGS. The Annual Meeting of the Board of Directors shall be held as soon as practicable after the Annual Meeting of shareholders for the election of Directors, and may be without any notice to members of the Board if convened at the place of the Annual Meeting of shareholders on the same or on the next business day.

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          SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of
Directors may be held from time to time upon call of the Chief Executive Officer, the President, the Executive Committee, or a majority of the incumbent Directors by oral, telegraphic, facsimile or written notice to each Director not less than 2 days before such meeting, specifying the date, time and place of the meeting.

          SECTION 7. QUORUM. A majority of the members of the Board of Directors in office immediately before a meeting begins shall constitute a quorum for the transaction of business at such meeting, provided that a quorum shall in no case be less than two Directors unless there is only one Director, as may be permitted under Section 1 of this Article. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice, other than an announcement at the meeting, until the quorum shall be present. The action of a majority of the Directors present at any meeting at which there is a quorum, shall determine any action taken by the Directors except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these By-Laws, or by any contract or agreement to which the Corporation is a party.

               SECTION 8. EXECUTIVE COMMITTEE. There may be an Executive Committee of the Board of Directors, consisting of the Chief Executive Officer and such number of members as elected by the Board. The members of this Committee shall be elected at the Annual Meeting of the Board of Directors and shall serve until the next organizational meeting of the Board and until their successors shall be elected and qualify, unless sooner removed by a majority vote of the entire Board of Directors. In the event of a vacancy in the membership of the Executive Committee, the Board of Directors may fill such vacancy by a majority vote of the entire Board.

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A majority of said Committee shall constitute a quorum for all purposes. The
Chief Executive Officer shall be Chairman of the Executive Committee, and the Committee may, by resolution, fix its own rules of procedure, the time and place of its meetings, and the method of call of its meetings. All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. The Executive Committee shall have only such powers and authority as the Board of Directors shall, by resolution, provide.

          SECTION 9. OTHER COMMITTEES. The Board of Directors, by a majority vote of the entire Board, may create and appoint other committees which in each case shall consist of such number of members and shall have and may exercise, to the extent permitted by law, such powers, as the Board may determine by resolution. A majority of all members of any such committee shall determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

          SECTION 10. COMPENSATION. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

          SECTION 11. INDEMNITY.

               (A) POWER TO INDEMNIFY - THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by

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reason of the fact that he is or was a Director, officer, employee, or agent, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did no act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (B) POWER TO INDEMNIFY - ACTIONS BROUGHT IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any treatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not

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opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

               (C) RIGHT TO INDEMNIFICATION. To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in clauses (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (D) DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under (a) and (b) (unless ordered by a court) shal be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shareholders entitled to vote thereon, but shares owned by or voted under the control of Directors, officers, employees or agents who are

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at the time parties to the proceeding may not be voted on the determination and thus shall be deemed not outstanding for purposes of determining the foregoing majority.

               (E) ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section and he furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct.

               (F) SAVINGS CLAUSE. The indemnification and advancement of expenses provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution, agreement, vote of shareholders, or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person so long as such rights are consistent with the Georgia Business Corporation Code.

               (G) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out

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of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

               (H) DEFINITION OF "CORPORATION". For purposes of this Article, reference to the "Corporation" shall include, in addition to the surviving or new corporation, any merging or consolidated corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity; provided no indemnification under subsections (a) and (b) of this Section permitted by this subsection shall be mandatory under this subsection or any by-law of the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving new corporation in the manner provided in subsection (d) of this Section.

               (I) SAVINGS CLAUSE AND SUBSEQUENT LEGISLATION. If this Section 11 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to in subsections (a) and (b) of this Section as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceedings, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation,

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to the full extent permitted by any applicable portion of this Section 11 that shall not have been invalidated and to the full extent permitted by applicable law. The Corporation shall indemnify the persons referred to in subsections (a) and (b) of this Section to the fullest extent permitted by the Georgia Business Corporation Code, as amended from time to time.

                                    ARTICLE V

                                    OFFICERS

               SECTION 1. OFFICERS. The Executive Officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the Annual Meeting of shareholders. The officers shall include a President, a Secretary and a Treasurer, and may include one or more Vice Presidents and such other officers and assistant officers, having such authority as the Board may from time to time provide. One person may hold more than one of such offices. Each officer shall hold his office during, and may be removed from office at, the pleasure of the Board, unless a special contract, approved by the Board, provides for tenure and compensation for a definite period of time.

               SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the President, unless the Board of Directors shall specify otherwise. The Chief Executive Officer shall have general and active management of the operation of the Corporation, shall be responsible for the administration of the Corporation and the execution of corporate policy, and shall have such other authority and perform such other duties as shall be assigned to him by the Board of Directors. He shall preside at shareholders' meetings and at meetings of the Board of Directors, and shall prescribe the duties of all other officers when not otherwise prescribed by

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these By-Laws or by the Board of Directors, and shall have authority to institute or defend legal proceedings and to employ counsel with respect thereto.

               SECTION 3. PRESIDENT. The President shall have administrative authority for the affairs of the Corporation, and shall have such further authority and perform such other duties as may be provided for him by these By-Laws and by the Board of Directors.

               SECTION 4. VICE PRESIDENT. The Vice President shall have such authority and perform such duties as shall be assigned to him by the Board of Directors, and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. When more than one Vice President is elected, the Board may specify an order of seniority among such Vice Presidents.

               SECTION 5. SECRETARY. The Secretary shall keep the Corporate records and the Corporate seal, give due notice of meetings of shareholders and Directors, have responsibility for preparing minutes of the Directors' and shareholders' meetings and authenticating records of the Corporation, and perform such other duties as shall be assigned to him by the Board of Directors. If there is no Treasurer or Assistant Treasurer then in office, the Secretary shall have the duties set forth in Section 6 as to the Treasurer.

               SECTION 6. TREASURER. The Treasurer shall have custody of the funds of the Corporation, which shall be kept in such banks or depositories as the Baord may designate. He shall keep full and accurate records of receipts and disbursements and perform all other duties pertaining to the office as may be assigned to him by the Board of Directors.

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               SECTION 7. SALARY. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors, or by the officer employing such agent or employee.

                                   ARTICLE VI

                                 CAPITAL SHARES

               SECTION 1. CERTIFICATE FOR SHARES. The interest of each shareholder of the Corporation, upon payment in full for his shares, shall be evidenced by certificates for shares in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may, nevertheless, be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

               SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

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               SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of
Directors or the Executive Committee may determine the conditions upon which a new share certificate of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the Transfer Agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed. The Board shall have power to determine what constitutes sufficient indemnity as to any lost certificate.

                                  ARTICLE VII

                             EXECUTION OF DOCUMENTS

               The Board of Directors may, by a proper resolution, provide for the method of signing checks, notes, drafts, bills of exchange or other instruments for the payment of money; for the transfer and sale of property; for the endorsement and registration of securities; for the assumption of liabilities; for the voting of stock held in other corporations; and for the execution of all other legal documents.

                                  ARTICLE VIII

                     WAIVER OF NOTICE, APPROVAL AND CONSENT

               Any notice required by these By-Laws or by law to be given to any shareholder, officer or Director, may be waived in writing, either before or after the event to which it relates,

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and shall be deemed waived with respect to any meeting, along with any objections to the time or place of such meeting, by appearance at such meeting, except when such person attends a meeting solely for the purpose of stating at the beginning of the meeting any objection to the transaction of business. Written approval of the minutes of any meeting, either before or after the meeting, shall be deemed a waiver of notice of such meeting and shall be deemed an appearance at such meeting.

               Any action to be taken or that may be taken at a meeting of Directors, or of any committee thereof, or of the shareholders of the Corporation, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the persons entitled to vote with respect to the subject matter thereof and such consent or consents are delivered to the Corporation for inclusion in the minutes. This paragraph is subject to any further provisions relating to action taken by written consent as may be contained within the Corporation's Articles of Incorporation.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

               These By-Laws may be amended, added to, or repealed, by action taken by shareholders holding a majority of the outstanding shares, or by a vote of the entire Board of Directors, but any such action by the Board of Directors shall be reported to the shareholders in the notice of the next meeting of shareholders.

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                                   ARTICLE X

                                PLURALITY VOTES

               Except as otherwise provided by applicable law, whenever pursuant to these By-Laws action may be taken by a majority of shares represented at a Shareholders meeting or by a majority of directors present at a meeting of the Board of Directors, such action may be taken by a plurality vote, i.e., a vote in which the number of shares voted or directors voting affirmatively exceeds the number of shares voted or directors voting negatively.

                                   ARTICLE XI

                       BRANCH OFFICES - BOOKS AND RECORDS

               SECTION 1. BRANCH OFFICES. The Corporation shall have power to have an office or offices and, subject to the provisions of the laws of the State of Georgia, to keep the books of the Corporation outside of said State, at such places as may from time to time be designated by the Board of Directors.

               SECTION 2. BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of shareholders, except such as may , by law, be specifically open to inspection, and shall have power to fix reasonable rules and regulations, not in conflict with the applicable law, for the inspection of accounts and books which, by law or by determination of the Board of Directors, shall be open to inspection.

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                                  ARTICLE XII

                           TRANSFERABILITY OF SHARES

               SECTION 1. PERMITTED TRANSFERS. Holders of common stock may freely sell or transfer their stock in the Corporation only to an individual who
(a) is sui juris and (b) is a citizen or resident of the United States. The estate of any of the foregoing may continue to hold common stock in the Corporation for so long as the estate remains open under the shorter of the period allowed therefor under local law or the Internal Revenue Code as interpreted by Treasury Regulations.

               SECTION 2. RESALE OBLIGATION. If any shareholder ceases to be either a citizen or resident of the United States, such shareholder shall be deemed to have transferred all of this shares of stock, automatically, to the Corporation. As payment therefor, the Corporation shall pay to such shareholder an amount equal to 100% of the book value per share of his stock, based upon the book value per share as of the end of the most recent fiscal quarter of the Corporation, determined based upon the method of accounting then used by the Corporation.

               SECTION 3. PROHIBITION OF OTHER TRANSFERS. No other transfer of the stock of the Corporation shall be of any force and effect.

               SECTION 4. WAIVER BY BOARD OF DIRECTORS. By unanimous vote of the Board of Directors, any provision of Sections 1, 2 and 3 of this Article XII may be waived as to any particular transfer.

               SECTION 5. LEGEND ON STOCK CERTIFICATES. Each certificate representing a share of capital stock of the Corporation shall bear a legend clearly referring to the restrictions on transfer provided in this Acticle XII.

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